Exhibit 5.1


                        [Hunton & Williams Letterhead]


                                                            File No.:  50131.1

                               October 18, 1996


The Board of Directors
World Airways, Inc.
13873 Park Center Road, Suite 490
Herndon, Virginia  20171

                             World Airways, Inc.
                      Registration Statement on Form S-3


Ladies & Gentlemen:

     We have acted as counsel to World Airways, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-3 as filed with the Securities and Exchange Commission on October 18, 1996 (as amended, the "Registration Statement"), with respect to 194,149 shares of the Company's Common Stock, $.001 par value per share (the "Shares"), which are proposed to be offered and sold as described in the Registration Statement.

     In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

     Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

     1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware; and

     2. The 194,149 Shares covered by the Registration Statement have been duly authorized, are legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the statement made in reference to this firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                                  Very truly yours,



                                                  HUNTON & WILLIAMS